      As filed with the Securities and Exchange Commission on June 21, 2002
                                                      Registration No. 333-89798
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             TRANSWITCH CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                  06-1236189
       ---------------------                       -----------------------
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  Incorporation or organization)

                    Three Enterprise Drive, Shelton, CT 06484
                    -----------------------------------------
               (Address of principal executive offices) (Zip Code)

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                           --------------------------

                                 DR. SANTANU DAS
    President, Chief Executive Officer and Chairman of the Board of Directors
                             TRANSWITCH CORPORATION
                             Three Enterprise Drive
                           Shelton, Connecticut 06484
                                 (203) 929-8810
             (Name, address including zip code and telephone number,
                   including area code, of agent for service)

                           --------------------------
                                    Copy to:
                            TIMOTHY C. MAGUIRE, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110
                                 (617) 248-7000

===========================================================================================================================
                                              CALCULATION OF REGISTRATION FEE

                                                              Proposed
                                                              Maximum
    Title of Securities to be           Amount to be        Offering Price     Proposed Maximum            Amount of
           Registered                    Registered           Per Share      Aggregate Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value               N/A                  N/A                  N/A                     N/A
===========================================================================================================================

================================================================================

                               EXPLANATORY NOTES

         This post effective amendment No. 1 to the Registration Statement on Form S-8 is being filed to amend the Registration Statement on Form S-8 (the "Registration Statement") (File No. 333-89798) filed with the Securities and Exchange Commission on June 5, 2002 to add the attached conformed signature page. The contents of the Registration Statement are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits
        --------

Exhibit No.           Description of Exhibits
-----------           -----------------------

Exhibit 23.1          Consent of KPMG LLP (filed herewith).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, TranSwitch Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on this 4th of June, 2002.

                                      TRANSWITCH CORPORATION



                                      By: /s/ Dr. Santanu Das
                                         ---------------------------------------
                                         Dr. Santanu Das
                                         President, Chief Executive Officer
                                         and Chairman of the Board of Directors

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Dr. Santanu Das and Mr. Peter J. Tallian his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                       Title                                         Date

/s/ Dr. Santanu Das                              President, Chief Executive                       June 4, 2002
----------------------------------------
Dr. Santanu Das                                  Officer and Chairman of the Board of
                                                 Directors
                                                 (Principal Executive Officer)


/s/ Peter J. Tallian                             Senior Vice President, Chief Financial           June 4, 2002
----------------------------------------
Peter J. Tallian                                 Officer and Treasurer
                                                 (Principal Financial and Accounting
                                                 Officer)


/s/ Alfred F. Boschulte                          Director                                         June 4, 2002
----------------------------------------
Alfred F. Boschulte


/s/ Dr. Hagen Hultzsch                           Director                                         June 4, 2002
----------------------------------------
Dr. Hagen Hultzsch


/s/ Gerald F. Montry                             Director                                         June 4, 2002
----------------------------------------
Gerald F. Montry


/s/ James M. Pagos                               Director                                         June 4, 2002
----------------------------------------
James M. Pagos


/s/ Dr. Albert E. Paladino                       Director                                         June 4, 2002
----------------------------------------
Dr. Albert E. Paladino


/s/ Erik H. van der Kaay                         Director                                         June 4, 2002
----------------------------------------
Erik H. van der Kaay

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, TranSwitch Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on this 21st of June, 2002.

                                      TRANSWITCH CORPORATION



                                      By:/s/ Dr. Santanu Das
                                         ---------------------------------------
                                         Dr. Santanu Das
                                         President, Chief Executive Officer
                                         and Chairman of the Board of Directors

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Dr. Santanu Das and Mr. Peter J. Tallian his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this post effective amendment No. 1 to the registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this post effective amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                       Title                                         Date

/s/ Dr. Santanu Das                              President, Chief Executive                       June 21, 2002
----------------------------------------
Dr. Santanu Das                                  Officer and Chairman of the Board of
                                                 Directors
                                                 (Principal Executive Officer)


      *                                          Senior Vice President, Chief Financial           June 21, 2002
----------------------------------------
Peter J. Tallian                                 Officer and Treasurer
                                                 (Principal Financial and Accounting
                                                 Officer)


      *                                          Director                                         June 21, 2002
----------------------------------------
Alfred F. Boschulte


      *                                          Director                                         June 21, 2002
----------------------------------------
Dr. Hagen Hultzsch


      *                                          Director                                         June 21, 2002
----------------------------------------
Gerald F. Montry


      *                                          Director                                         June 21, 2002
----------------------------------------
James M. Pagos


      *                                          Director                                         June 21, 2002
----------------------------------------
Dr. Albert E. Paladino


      *                                          Director                                         June 21, 2002
----------------------------------------
Erik H. van der Kaay

By: /s/ Dr. Santanu Das                          Attorney-in-Fact                                 June 21, 2002
----------------------------------------
 Dr. Santanu Das

                                INDEX TO EXHIBITS

Exhibit                             Description of Exhibit
-------                             ----------------------

Exhibit 23.1          Consent of KPMG LLP (filed herewith).